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                                                                    EXHIBIT 10.2



                         PLEDGE AND SECURITY AGREEMENT


         This Pledge and Security Agreement (the "Agreement"), is made and entered into this 16th day of June, 2000, by and between H.T.E., INC. (the "H.T.E.") and THE CITY OF TACOMA, WASHINGTON (the "City").


                                    RECITALS

         This Agreement is made and entered into under the following circumstances:

         WHEREAS, H.T.E. is the record shareholder in the aggregate of 750,000 shares (the " Preferred Shares") of Series A preferred stock (face value of $1,500,000), par value $.01 per share, of DEMANDSTAR.COM, INC., a Florida corporation (the "Company"), such Preferred Shares being represented by certificate number *1* (for 500,000 shares) and certificate number *2* (for 250,000 shares), and 1,250,00 shares (the "Common Shares") of the Company's common stock, par value of $.0001 per share, such Common Shares being represented by certificate number *1* (the share certificates for the Preferred Shares and the Common Shares shall hereinafter be referred to as the "Certificates" and the Common Shares and Preferred Shares shall hereinafter be referred to as the "Shares"); and

         WHEREAS, simultaneously herewith H.T.E. has executed on behalf of the City that certain Secured Promissory Note (the "Note") in the aggregate principal amount of $1,250,000, dated of even date herewith; and

         WHEREAS, the City has required the execution and delivery of this Agreement to provide security for the obligations of H.T.E. under the Note.


                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Pledge of Shares. H.T.E. hereby pledges its interest in the Shares as security for its obligations under the Note and performance of all obligations thereunder and under this Agreement. The City shall have (and is hereby granted) a security interest in the Shares (and the related Certificates and all proceeds thereof (collectively, the "Collateral") in order to secure the obligations of H.T.E. under this Agreement.

         2. Ownership Rights. Unless a default has occurred under the Note or this Agreement, H.T.E. shall have and enjoy all rights and attributes relating to the Shares, including, without limitation, all voting rights, rights to dividends, conversion rights, or such other distributions in respect thereof.

         3. Adjustments. Notwithstanding anything herein to the contrary, in the event that, during the term of this Agreement, any share dividend, reclassification, readjustment or other change is declared or made in the capital structure of the Company, all new, substituted and additional shares, options or other securities issued with respect to the pledged Collateral by reason of any such change shall be delivered to and held by the City under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

         4. Sale of the Collateral. H.T.E. shall have a right to sell the Collateral, and the City agrees to cooperate and otherwise facilitate such sale of the Collateral, under the following specific circumstances:

                  a. At such time as the aggregate value of the Collateral exceeds Four Million Dollars, which shall be determined as of the close of the trading day, for Ten (10) consecutive trading days on the O.T.C. or NASDAQ Markets, H.T.E. shall have the right to sell a proportionate number of common shares representing such excess and retain for its own use the proceeds of such sale; and

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                  b.       H.T.E. shall have the right to sell any portion of
the Collateral that it deems necessary, in its sole and absolute discretion, to pay down the balance of the Note.

         5.       Events of Default; City's Remedies.

                  (a) In the event H.T.E. shall, following the date hereof, (a) default in any of their material obligations under any of the terms of the Note, this Agreement or any other instrument or agreement evidencing, securing or otherwise executed in connection with the issuance of the Note (collectively, the "Security Documents"), (b) make an assignment for the benefit of their creditors, (c) commence proceedings in bankruptcy for the adjustment of H.T.E.'s debts under the Bankruptcy Code or under any law, whether state or Federal, now or hereafter existing for the relief of debtors, or (d) have a receiver appointed for any substantial part of H.T.E.'s assets (each of the foregoing being an "Event of Default"), the City shall have the rights and remedies provided in the Florida Uniform Commercial Code in effect on the date of this Agreement (the "Code"), and may sell any such Collateral in any manner provided under the Code, and the proceeds of any such sale shall be applied first to the expenses of such sale (including, but not limited to, reasonable attorneys' fees incurred by the City in connection with any such default by H.T.E.) and the balance, if any, shall be paid to H.T.E. Further, following an Event of Default, the City shall have the right, but not the duty, to thereafter exercise all rights with respect to voting privileges for the Shares and, upon notice from the City, H.T.E. shall no longer exercise any voting rights with respect to the Shares, or if so directed by the City, shall vote the Shares as directed by the City. For purposes of determining, under this paragraph and under the relevant provisions of the Uniform Commercial Code of Florida, those costs chargeable against proceeds of the collateral in any disposition of the same by secured party, such costs shall be deemed to include, without limitation, all costs incurred by secured party in registering the collateral (represented principally by restricted securities) with such federal and state regulatory and other agencies as secured party reasonably deems necessary in order to comply with all laws, rules and regulations applicable to the sale of securities, including but not limited to legal, accounting, printing, and underwriting costs and discounts.


                  (b) No delay or omission on the part of City in exercising any right granted hereunder shall operate as a waiver of such right or any other right. A waiver on any one occasion by City shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of City, whether granted herein or by the Note, shall be cumulative and may be exercised separately or concurrently.

         6. Termination of Pledge; Release of Shares. Subject to the provisions in Paragraph 4 above, the pledge created hereby shall terminate upon the later of (i) full payment or other satisfaction by H.T.E. of all outstanding amounts owed by the H.T.E. to the City under the Note, or (ii) performance of all of H.T.E.'s obligations under the Security Documents. Upon termination of the pledge created hereby arising from such full payment and satisfaction of obligations, City shall immediately release its security interest in the Collateral and shall deliver to H.T.E. the Certificates and, if applicable, any stock powers relating thereto, and any other Collateral remaining in City's possession.

         7. Amendment. This Agreement may be amended at any time by a writing which refers to this Agreement and is executed by each of the parties hereto.

         8. Entire Agreement. Except as expressly set forth herein or in an instrument in writing signed by the party to be bound thereby which makes specific reference to any of the Security Documents, this Agreement sets forth the entire understanding of the parties hereto concerning the subject matter hereof, and supersedes all prior contracts, arrangements, communications, discussions, representations and warranties, whether oral or written, among the parties relating to the subject matter of this Agreement.

         9. Notices. All notices, requests, consents and other communications hereunder shall be in writing and delivered to the person to whom the notice is directed, either (i) in person, (ii) by U.S. Mail, as registered or certified item with return receipt requested, (iii) delivered by delivery service, or (iv) sent by facsimile, telex or telecopy. Notices delivered by mail shall be deemed to be given when deposited in a post office or other depository under the care or custody of the United States Postal Service, enclosed in a wrapper, addressed properly with proper postage affixed or when received at the address set forth herein if delivered or sent by facsimile. All notices shall be addressed as follows:



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                  If to H.T.E.:          H.T.E., Inc.
                                         1000 Business Center Drive
                                         Lake Mary, Florida 32746
                                         Attention: Chief Financial Officer


                  with a copy to:        L.A. Gornto, Jr., Esquire
                                         149-F South Ridgewood Avenue
                                         Daytona Beach, Florida 32114

                  If to City:            The City of Tacoma, Washington
                                         1201 Pacific Avenue, Suite 2200
                                         Tacoma, Washington 98401-1157
                                         Attention: Richard Creatura, Esquire

or to such other address or addresses as the party addressed may from time to time designate to the others in writing in accordance with this paragraph.

         10. Jurisdiction and Governing Law. This Agreement shall in all respects be interpreted, governed by and construed in accordance with the laws of the State of Florida, without giving effect to principles of conflicts of laws. Any suit file to enforce the terms of this Agreement may only be brought in the Circuit Court in and for Seminole County, Florida.

         11. Severability. Each Section, subsection, and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and, if such a limiting construction is not possible, any such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

         12. Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any other person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement, except as otherwise provided in the Note.

         13. Headings. The headings in this Agreement are intended solely for convenience or reference and shall not be given any effect in the construction or interpretation of this Agreement regarding assignments.

         14. Counterparts. This Agreement may be executed and delivered in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date first written above.

                                             H.T.E., INC.

Witness: /s/ Laura Crider                    By: /s/ L. A. Gornto, Jr.
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Print Name:  Laura Crider                    Name:   L. A. Gornto, Jr.
                                             Title:  Executive Vice President

Witness: /s/ Rosalie Nestore
        -------------------------------
Print Name:  Rosalie Nestore
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                                             THE CITY

Witness: /s/                                 By: /s/
        -------------------------------         -------------------------------
Print Name:                                  Name:

                                             Title:
Witness: /s/
        -------------------------------
Print Name:
           ----------------------------



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